                                                                    Exhibit 99.2

                                POWER OF ATTORNEY

      The undersigned hereby appoints Peter A. Cohen, Morgan B. Stark, Thomas W.
Strauss and Jeffrey M. Solomon,  or any of them, his true and lawful attorney-in fact and agent to execute and file with the Securities  and Exchange  Commission any  Schedule  13D,  Schedule  13G,  any  amendments  thereto  and  any  related documentation  which may be required to be filed in his individual capacity as a result of the undersigned's beneficial ownership of, or participation in a group with respect to, securities directly or indirectly  beneficially owned by Ramius
Capital  Group,   LLC  or  any  of  its  affiliates,   and  granting  unto  said
attorney-in-fact  and agent full power and  authority to do and perform each and every act and thing which he might or could do in person,  hereby  ratifying and confirming all that said  attorney-in-fact and agent may lawfully do or cause to be done by virtue  hereof.  The  authority  of Peter A. Cohen,  Morgan B. Stark,
Thomas W. Strauss and Jeffrey M.  Solomon,  or any of them,  under this Power of
Attorney shall continue with respect to the undersigned until the undersigned is no longer required to file Schedule 13Ds or Schedule 13Gs unless revoked earlier in writing.

Date: March 11, 2005

                                       /s/ Peter A. Cohen
                                       -----------------------------------------
                                       Peter A. Cohen

                                       /s/ Morgan B. Stark
                                       -----------------------------------------
                                       Morgan B. Stark

                                       /s/ Jeffrey M. Solomon
                                       -----------------------------------------
                                       Jeffrey M. Solomon

                                       /s/ Thomas W. Strauss
                                       -----------------------------------------
                                       Thomas W. Strauss